ARRANGEMENT AGREEMENT

This AGREEMENT made as of the 30th day of April, 2015.

AMONG:

37 CAPITAL INC., a company subject to the
British Columbia Business Corporations Act

(“37 Cap”)

AND

27 RED CAPITAL INC., a company subject to the
British Columbia Business Corporations Act

(“Spinco1”)

AND

4 TOUCHDOWNS CAPITAL INC., a company subject to the
British Columbia Business Corporations Act

(“Spinco2”)

WHEREAS 37 Cap intends to propose to its shareholders the Arrangement;

AND WHEREAS 37 Cap currently holds all of the issued and outstanding common shares in the capital of each of Spinco1 and Spinco2; and

AND WHEREAS the parties hereto wish to record their agreements with regard to the Arrangement and Plan of Arrangement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.                   INTERPRETATION

1.1               Definitions

In this Agreement including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, words and terms defined in the Circular will have the same meaning when used herein and, in addition, the following terms will have the following meanings:

(a)	“Arrangement” means the arrangement under the provisions of Section 288 of the BCA among 37 Cap and the Shareholders, Spinco1 and its shareholders, Spinco2 and its shareholders on the terms and conditions set forth in the Plan of Arrangement or any amendment or variation thereto made in accordance with section 6.1 of this Agreement.
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(b)	“BCA” means the British Columbia Business Corporations Act, as amended from time to time.
(c)	“Business Day” means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Vancouver.
(d)	“Circular” means the definitive form, together with any amendments thereto, of the management information circular of 37 Cap to be prepared and sent to Shareholders in connection with the Meeting.
(e)	“Class 1 Reorganization Shares” means the shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(f)	“Class 2 Reorganization Shares” means the shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(g)	“Common Shares” means the common shares without par value in the capital of 37 Cap issued and outstanding immediately prior to the implementation of the Arrangement.
(h)	“Court” means the Supreme Court of British Columbia.
(i)	“Dissent Rights” means the rights of registered Shareholders to dissent in terms of the Arrangement pursuant to the BCA and the Interim Order.
(j)	“Effective Date” means the date the Plan of Arrangement becomes effective.
(k)	“Exchange” means the Canadian Securities Exchange.
(l)	“Final Order” means the final order of the Court approving the Arrangement.
(m)	“Interim Order” means the order of the Court to be applied for as contemplated in section 3.3 hereof.
(n)	“Meeting” means the annual and special general meeting of Shareholders to be held on June 4, 2015 and any adjournment thereof to consider, among other matters, the Arrangement.
(o)	“New Common Shares” means the new common shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(p)	“Plan of Arrangement” means the plan of arrangement which is annexed as Exhibit 1 hereto and any amendment or variation thereto made in accordance with section 6.1 hereof.
(q)	“Registrar” means the Registrar of Companies appointed under section 400 of the BCA.
(r)	“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act.
(s)	“Shareholders” means the holders of Common Shares.
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(t)	“Spinco1 Common Shares” means the common shares without par value in the capital of Spinco1.
(u)	“Spinco2 Common Shares” means the common shares without par value in the capital of Spinco2.
(v)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2               Interpretation not Affected by Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, and “hereunder” and similar expressions refer to this Agreement (including the exhibit hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3               Numbers, Et Cetera

Unless the context otherwise requires, words importing the singular number only will include the plural and vice versa, words importing the use of any gender will include both genders; and words importing persons will include firms, corporations, trusts and partnerships.

1.4               Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day at such place, unless otherwise agreed to.

1.5               Entire Agreement

This Agreement, together with the exhibit, schedules, agreements and other documents herein or therein referred to, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

1.6               Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

2.                   REPRESENTATIONS AND WARRANTIES

2.1               Representations and Warranties of 37 Cap

37 Cap represents and warrants to and in favour of Spinco1 and Spinco2 as follows:

(a)	37 Cap is a company duly organized and validly existing under the BCA and has the corporate power and authority to own, operate and lease its property and assets and to carry on its business as now being conducted by it, and it is duly registered, licensed or qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or where the character of its properties and assets makes such registration, licensing or qualification necessary.
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(b)	37 Cap has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder.
(c)	The authorized capital of 37 Cap consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value of which 1,067,724 Common Shares were issued and outstanding as at April 30, 2015.
(d)	No individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of 37 Cap or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of 37 Cap, except for the following: 290,650 share purchase warrants, 3,333 share purchase warrants issued to agents, 33,334 stock options, 78,446 common shares reserved for issuance upon conversion of convertible debentures issued in 2013 and securities issuable upon the conversion of two convertible debentures which mature in January 2016.
(e)	The execution and delivery of this Agreement by 37 Cap and the completion of the transactions contemplated herein:
(i)	do not and will not result in a breach of, or violate any term or provision of, the articles of 37 Cap;
(ii)	subject to receiving any consent as may be necessary under any agreement by which 37 Cap is bound, do not and will not, as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which 37 Cap, or to which any material property of 37 Cap is subject or result in the creation of any lien, charge or encumbrance upon any of the material assets of 37 Cap under any such agreement or instrument, or give to any person any material interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and
(iii)	subject to receipt of necessary approvals of the Shareholders and the Court do not and will not as of the Effective Date violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to 37 Cap, after due inquiry, the breach of which would have a material adverse effect on 37 Cap.
(f)	To the best of the knowledge of 37 Cap after due inquiry, there are no actions, suits, proceedings or investigations commenced, contemplated or threatened against or affecting 37 Cap, at law or in equity, before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of 37 Cap, after due inquiry, are there any existing facts or conditions which may reasonably be expected, individually or in the aggregate, to be a proper basis for any actions, suits, proceedings or investigations, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement, or the Plan of Arrangement, or which may reasonably be expected individually or in the aggregate to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of 37 Cap, either before or after the Effective Date.
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(g)	The execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the Board of Directors and this Agreement has been duly executed and delivered by 37 Cap and constitutes a valid and binding obligation of 37 Cap enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.
(h)	The information set forth in the Circular relating to 37 Cap and the interests of 37 Cap, its business and properties and the effect of the Arrangement thereon is true, correct and complete in all material respects and does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they are made.

2.2               Representations and Warranties of Spinco1

Spinco1 represents and warrants to and in favour of 37 Cap as follows:

(a)	Spinco1 is a company duly organized and validly existing under the BCA.
(b)	Spinco1 has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder.
(c)	The authorized capital of Spinco1 consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value, of which one Spinco1 Common Share is issued and outstanding as at the date hereof.
(d)	Except as contemplated by this Agreement, no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of Spinco1 or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of Spinco1.
(e)	The execution and delivery of this Agreement by Spinco1 and the completion of the transactions contemplated herein:
(i)	do not and will not result in the breach of, or violate any term or provision of, the articles of Spinco1; and
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(ii)	do not and will not, as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to Spinco1, after due inquiry, the breach of which would have a material adverse effect on Spinco1.
(f)	The execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the board of directors of Spinco1 and this Agreement has been executed and delivered by Spinco1 and constitutes a valid and binding obligation of Spinco1 enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.
(g)	Spinco1 is not engaged in any business nor is it a party to or bound by any contract, agreement, arrangement, instrument, license, permit or authority, other than this Agreement and any transaction or agreement necessary or incidental to the fulfilment of its obligations under this Agreement, nor does it have any liabilities, contingent or otherwise, except as provided in or permitted by this Agreement.

2.3               Representations and Warranties of Spinco2

Spinco2 represents and warrants to and in favour of 37 Cap as follows:

(a)	Spinco2 is a company duly organized and validly existing under the BCA.
(b)	Spinco2 has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder.
(c)	The authorized capital of Spinco2 consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value, of which one Spinco2 Common Share is issued and outstanding as at the date hereof.
(d)	Except as contemplated by this Agreement, no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of Spinco2 or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of Spinco2.
(e)	The execution and delivery of this Agreement by Spinco2 and the completion of the transactions contemplated herein:
(i)	do not and will not result in the breach of, or violate any term or provision of, the articles of Spinco2; and
(ii)	do not and will not, as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to Spinco2, after due inquiry, the breach of which would have a material adverse effect on Spinco2.
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(f)	The execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the board of directors of Spinco2 and this Agreement has been executed and delivered by Spinco2 and constitutes a valid and binding obligation of Spinco2 enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.
(g)	Spinco2 is not engaged in any business nor is it a party to or bound by any contract, agreement, arrangement, instrument, license, permit or authority, other than this Agreement and any transaction or agreement necessary or incidental to the fulfilment of its obligations under this Agreement, nor does it have any liabilities, contingent or otherwise, except as provided in or permitted by this Agreement.

3.                   COvenants

3.1               Covenants of 37 Cap

37 Cap hereby covenants and agrees with Spinco1 and Spinco2 as follows:

(a)	Until the Effective Date, 37 Cap will carry on its business in the ordinary course and will not enter into any transaction or incur any obligation or liability out of the ordinary course of its business, except as otherwise contemplated in this Agreement.
(b)	Except as otherwise contemplated in this Agreement, until the Effective Date, 37 Cap will not merge with, amalgamate, consolidate or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement.
(c)	37 Cap will, in a timely and expeditious manner, file the Circular in all jurisdictions where the Circular is required to be filed by 37 Cap and mail the Circular to Shareholders in accordance with the terms of the Interim Order and applicable law.
(d)	37 Cap will perform the obligations required to be performed by it hereunder and will do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the transactions under the Arrangement as described in the Circular and, without limiting the generality of the foregoing, 37 Cap shall use its reasonable best efforts to seek:
(i)	the approval of the Shareholders required for the implementation of the Arrangement,
(ii)	the approval for or consent of the listing of the New Common Shares on the Exchange,
(iii)	the Final Order as provided for in section 3.3, and
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(iv)	such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 4.1.
(e)	37 Cap will convene the Meeting as soon as practicable and will solicit proxies to be voted at the Meeting in favour of the Arrangement and all other resolutions referred to in the Circular.
(f)	37 Cap will use its reasonable best efforts to cause each of the conditions precedent set out in sections 4.1 and 4.2 to be complied with on or before the Effective Date.
(g)	As soon as practicable following the Effective Date, 37 Cap will make public on its website, or on SEDAR, 37 Cap’s estimate of the relative fair market values of the Class 1 Reorganization Shares and Class 2 Reorganization Shares and the New Common Shares immediately after the share exchange contemplated by section 4.2 of the Plan of Arrangement.

3.2               Covenants of Spinco1 and Spinco2

Each of Spinco1 and Spinco2 hereby covenants and agrees with 37 Cap as follows:

(a)	Until the Effective Date, it will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person, and perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the Arrangement or other transactions contemplated by this Agreement.
(b)	It will perform the obligations required to be performed by it, and will enter into all agreements required to be entered into by it, under this Agreement, the Plan of Arrangement and will do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, it will:
(i)	seek and cooperate with 37 Cap in seeking the Final Order as provided for in section 3.3; and
(ii)	seek and cooperate with 37 Cap in seeking such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 4.1.

3.3               Interim Order and Final Order

Each party covenants and agrees that it will, as soon as reasonably practicable, apply to the Court for the Interim Order providing for, among other things, the calling and holding of the Meeting for the purpose of, among other matters, considering and, if deemed advisable, approving the Arrangement and that, if the approval of the Arrangement by Shareholders as set forth in the Interim Order is obtained by 37 Cap as soon as practicable thereafter each party will take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct. As soon as practicable thereafter, and subject to compliance with any other conditions provided for in Article 4 hereof, 37 Cap will file with the Registrar a certified copy of the Final Order to give effect to the Arrangement.

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3.4               Non-Survival of Representations, Warranties and Covenants

The respective representations, warranties and covenants of 37 Cap, Spinco1 and Spinco2 contained herein will expire and be terminated and extinguished at and from the Effective Date, other than the covenants in sections 3.1(d) and 3.2(b) and no party will have any liability or further obligation to any party hereunder in respect of the respective representations, warranties and covenants thereafter, other than the covenants in sections 3.1(d) and 3.2(b).

4.                   CONDITIONS

4.1               Conditions Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Effective Date, of the following conditions, none of which may be waived by any party hereto in whole or in part:

(a)	The Arrangement, with or without amendment, will have been approved at the Meeting in accordance with the Interim Order.
(b)	The Interim Order and the Final Order will have been obtained in form and substance satisfactory to 37 Cap, Spinco1 and Spinco2, acting reasonably.
(c)	The Exchange will have approved or consented to, as of the Effective Date, the listing and posting for trading of the New Common Shares issuable on the Arrangement, subject to compliance with the listing requirements thereof.
(d)	No action will have been instituted and be continuing on the Effective Date for an injunction to restrain, a declaratory judgment in respect of or damages on account of or relating to the Arrangement and no cease trading or similar order with respect to any securities of 37 Cap, Spinco1 or Spinco2 will have been issued and remain outstanding.
(e)	No more than 10% of Shareholders shall have exercised Dissent Rights.
(f)	All material regulatory requirements will have been complied with and all other material consents, agreements, orders and approvals, including regulatory and judicial approvals and orders, necessary for the completion of the transactions provided for in this Agreement or contemplated by the Circular will have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances.
(g)	None of the consents, orders, regulations or approvals contemplated herein will contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by 37 Cap, Spinco1 or Spinco2 acting reasonably.
(h)	This Agreement will not have been terminated under Article 6.

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4.2               Conditions to Obligations of Each Party

The obligation of each of 37 Cap, Spinco1 and Spinco2 to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by any such party without prejudice to its right to rely on any other condition in favour of such party, that each and every one of the covenants of the other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement will have been duly performed by such party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other party hereto will be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at and as of such time, and each such party will have received a certificate, dated the Effective Date, of a senior officer of each other party confirming the same.

4.3               Merger of Conditions

The conditions set out in sections 4.1 and 4.2 will be conclusively deemed to have been satisfied, waived or released upon the delivery to the Registrar of a certified copy of the Final Order to give effect to the Arrangement.

5.                   United states securities law matters

The Parties agree that the Arrangement will be carried out with the intention that all New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, the Spinco1 Common Shares and the Spinco2 Common Shares issued on completion of the Arrangement to Shareholders will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by the Section 3(a)(10) Exemption. In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Arrangement will be carried out on the following basis:

(a)	the Arrangement will be subject to the approval of the Court;
(b)	the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption prior to the hearing required to approve the Arrangement;
(c)	the Court will be required to satisfy itself as to the fairness of the Arrangement to the Shareholders subject to the Arrangement;
(d)	the Final Order approving the Arrangement that is obtained from the Court will expressly state that the Arrangement is approved by the Court as being fair to the Shareholders;
(e)	37 Cap will ensure that each Shareholder entitled to receive New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares, and Spinco2 Common Shares on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;
(f)	the Shareholders will be advised that the New Common Shares, Class 1 Reorganization Shares, Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares issued in the Arrangement have not been registered under the U.S. Securities Act and will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act and may be subject to restrictions on resale under the applicable Securities Legislation of the United States, including, as applicable, Rule 144 under the U.S. Securities Act with respect to affiliates of 37 Cap;
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(g)	the Interim Order will specify that each Shareholder will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as the Shareholder files a Response to Petition within a reasonable time; and
(h)	the Final Order shall include a statement substantially to the following effect:

“This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that Act, regarding the exchange of Common Shares for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, Spinco1 Common Shares and Spinco2 Common Shares, pursuant to the Plan of Arrangement.”

6.                   AMENDMENT AND TERMINATION

6.1               Amendment

This Agreement and the Plan of Arrangement may, at any time and from time to time before and after the holding of the Meeting but not later than the Effective Date, be amended in a manner not materially prejudicial to the Shareholders by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the Shareholders or the Court for any reason whatsoever.

6.2               Termination

This Agreement may, at any time before or after the holding of the Meeting but no later than the Effective Date, be terminated by the Board of Directors without further notice to, or action on the part of, the Shareholders.

Without limiting the generality of the foregoing, 37 Cap may terminate this Agreement:

(a)	In the event that any right of dissent is exercised pursuant to section 5 of the Plan of Arrangement in respect of the Common Shares, immediately prior to the Effective Date, shareholders who have exercised their right of dissent and hold 10% or more of the outstanding Common Shares have not abandoned their right of dissent.
(b)	If prior to the Effective Date there is a material change in the business, operations, properties, assets, liabilities or condition, financial or otherwise, of 37 Cap and its subsidiaries, taken as a whole, or in Spinco1 or Spinco2, or any change in general economic conditions, interest rates or any outbreak or material escalation in, or the cessation of, hostilities or any other calamity or crisis, or there should develop, occur or come into effect any occurrence which has a material effect on the financial markets of Canada and the Board of Directors determines in its sole judgment that it would be inadvisable in such circumstances for 37 Cap to proceed with the Arrangement.

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6.3               Effect of Termination

Upon the termination of this Agreement pursuant to section 6.2 hereof, no party will have any liability or further obligation to any other party hereunder.

7.                   GENERAL

7.1               Notices

All notices which may or are required to be given pursuant to any provision of this Agreement will be given or made in writing and will be deemed to be validly given if served personally or by facsimile, in each case to the attention of the senior officer at the following addresses or at such other addresses as will be specified by the parties by like notice:

(a)	If to 37 Cap:

Suite 300 - 570 Granville Street

Vancouver, BC V6C 3P1

Attention: President

email: info@37capitalinc.com

(b)	If to Spinco1:

Suite 300 - 570 Granville Street

Vancouver, BC V6C 3P1

Attention: President

email: info@37capitalinc.com

(c)	If to Spinco2:

Suite 300 - 570 Granville Street

Vancouver, BC V6C 3P1

Attention: President

email: info@37capitalinc.com

The date of receipt of any such notice will be deemed to be the date of delivery or facsimile transmission thereof.

7.2               Assignment

No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other party hereto.

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7.3               Binding Effect

This Agreement and the Arrangement will be binding upon and will enure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of the Arrangement, will enure to the benefit of the Shareholders.

7.4               Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same. Waivers may only be granted upon compliance with the terms governing amendments set forth in section 6.1 hereof, applied mutatis mutandis.

7.5               Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated in all respects as a British Columbia contract.

7.6               Counterparts

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written.

37 CAPITAL INC.

By:	“Bedo H. Kalpakian”
Authorized Signatory

27 RED CAPITAL INC.

By:	“Jacob H. Kalpakian”
Authorized Signatory

4 TOUCHDOWNS CAPITAL INC.

By:	“Jacob H. Kalpakian”
Authorized Signatory

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Exhibit 1
TO THE ARRANGEMENT AGREEMENT

PLAN OF ARRANGEMENT UNDER SECTION 288
OF THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

1.	INTERPRETATION
1.1	Definitions

In this Arrangement, unless there is something in the subject matter or context inconsistent therewith:

(a)	“37 Cap” means 37 Capital Inc., a corporation incorporated under the BCA.
(b)	“Arrangement” means the arrangement proposed under the provisions of section 288 of the BCA on the terms set out in this Plan of Arrangement.
(c)	“Arrangement Agreement” means the agreement, dated as of April 30, 2015 among 37 Cap, Spinco1 and Spinco2 to which this Plan of Arrangement is attached as Exhibit 1, as the same may be amended from time to time.
(d)	“BCA” means the British Columbia Business Corporations Act, as amended from time to time.
(e)	“Circular” means the definitive form, together with any amendments thereto, of the management information circular of 37 Cap to be prepared and sent to the Shareholders in connection with the Meeting.
(f)	“Class 1 Reorganization Shares” means the shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(g)	“Class 2 Reorganization Shares” means the shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(h)	“Common Share” means the common shares without par value in the capital of 37 Cap.
(i)	“Court” means the Supreme Court of British Columbia.
(j)	“Director” means the Director appointed under section 260 of the BCA.
(k)	“Effective Date” means the date the Plan of Arrangement becomes effective.
(l)	“Exchange” means the Canadian Securities Exchange.
(m)	“Final Order” means the final order of the Court approving the Arrangement pursuant to the BCA.
(n)	“holder”, when not qualified by the adjective “registered”, means the person entitled to a share hereunder whether or not registered or entitled to be registered in respect thereof in the register of Shareholders of 37 Cap, Spinco1 or Spinco2, as the case may be.
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(o)	“Interim Order” means the interim order to be obtained from the Court, providing for a special meeting of the Common Shareholders to consider and approve the Arrangement and for certain other procedural matters as well as for the issue of a notice of hearing for the Final Order.
(p)	“ITA” means the Income Tax Act (Canada), as amended, and the regulations thereunder.
(q)	“Meeting” means the annual and special meeting of shareholders which will be held to consider, among other matters, the Arrangement, and any adjournment thereof.
(r)	“New Common Shares” means the new common shares without par value in the capital of 37 Cap to be issued as part of the Arrangement.
(s)	“PUC” means “paid-up capital” as defined in subsection 89(1) of the ITA.
(t)	“Plan of Arrangement” means this plan of arrangement, as it may be amended from time to time in accordance with section 6.1 of the Arrangement Agreement.
(u)	“Shareholders” means those persons who, as at the close of business on the Effective Date, are registered holders of Common Shares.
(v)	“Spinco1” means 27 Red Capital Inc., a private company incorporated under the BCA to facilitate the Arrangement.
(w)	“Spinco1 Common Share” means the common shares without par value which Spinco1 is authorized to issue.
(x)	“Spinco1 Working Capital” means the amount equal to the number of Class 1 Reorganization Shares redeemed by 37 Capital pursuant to the Arrangement multiplied by $0.02 per Class 1 Reorganization Share so redeemed, payable half in cash and half in promissory note.
(y)	“Spinco2” means 4 Touchdowns Capital Inc., a private company incorporated under the BCA to facilitate the Arrangement.
(z)	“Spinco2 Common Share” means the common shares without par value which Spinco2 is authorized to issue.
(aa)	“Spinco2 Working Capital” means the amount equal to the number of Class 2 Reorganization Shares redeemed by 37 Capital pursuant to the Arrangement multiplied by $0.02 per Class 2 Reorganization Share so redeemed, payable half in cash and half in promissory note.
(bb)	“Transfer Agent” means Computershare Investor Services Inc.
1.2	Headings

The division of this Plan of Arrangement into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or other part hereof. Unless something in the subject matter or context is inconsistent therewith, all references herein to articles, sections, subsections and paragraphs are to articles, sections, subsections and paragraphs of this Plan of Arrangement.

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1.3	Extended Meanings

In this Plan of Arrangement, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and words importing persons shall include individuals, partnerships, associations, firms, trusts, unincorporated organizations and corporations.

1.4	Currency

All references to currency herein are to lawful money of Canada unless otherwise specified herein.

2.	ARRANGEMENT AGREEMENT

This Plan of Arrangement is made pursuant to the provision of the Arrangement Agreement.

3.	SUMMARY OF THE ARRANGEMENT
3.1	This Arrangement is being effected as an arrangement pursuant to Section 288 of the BCA.
3.2	All holders of Common Shares, except for dissenting holders of Common Shares, will exchange each Common Share for one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share.
3.3	All Class 1 Reorganization Shares will be sold and transferred to Spinco1 for consideration consisting solely of Spinco1 Common Shares on a one-for-one basis.
3.4	All Class 2 Reorganization Shares will be sold and transferred to Spinco2 for consideration consisting solely of Spinco2 Common Shares on a one-for-one basis.
3.5	All of the Class 1 Reorganization Shares owned by Spinco1 will be redeemed for their aggregate redemption value and such redemption value will be satisfied in full by the transfer by 37 Cap to Spinco1 of the Spinco1 Working Capital, and the Class 1 Reorganization Shares will be cancelled.
3.6	All of the Class 2 Reorganization Shares owned by Spinco2 will be redeemed for their aggregate redemption value and such redemption value will be satisfied in full by the transfer by 37 Cap to Spinco2 of the Spinco2 Working Capital, and the Class 2 Reorganization Shares will be cancelled.
3.7	Shareholders may dissent in relation to the resolution to approve the Arrangement pursuant to the provisions of the Interim Order and sections 237 to 247 of the BCA.
3.8	The exchange of Common Shares for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares; the sale and transfer of the Class 1 Reorganization Shares to Spinco1 in consideration of the issuance of Spinco1 Common Shares; the sale and transfer of the Class 2 Reorganization Shares to Spinco2 in consideration of the issuance of Spinco2 Common Shares; the redemption of the Class 1 Reorganization Shares and the transfer of the Spinco1 Working Capital to Spinco1; the redemption of the Class 2 Reorganization Shares and the transfer of the Spinco2 Working Capital to Spinco2 will all occur on the Effective Date, in the order set out herein.
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4.	THE ARRANGEMENT
4.1	On the Effective Date, the following will occur and be deemed to occur in the following order without further act or formality notwithstanding anything contained in the provisions attaching to any of the securities of 37 Cap, Spinco1 or Spinco2, but subject to the provisions of Article 5:

The articles of 37 Cap will be amended to authorize 37 Cap to issue an unlimited number of Common Shares (to be re-designated as “Pre-arrangement common shares” in the amended articles), an unlimited number of New Common Shares (to be designated as “Common shares” in the amended articles), an unlimited number of Class 1 Reorganization Shares (to be designated as “Class 1 Reorganization Shares” in the amended articles), an unlimited number of Class 2 Reorganization Shares (to be designated as “Class 2 Reorganization Shares” in the amended articles), and an unlimited number of preferred shares (to be designated as “Preferred Shares” in the amended articles, with the special rights and restrictions substantially in the form as set out in Exhibit 2 to the Arrangement Agreement attached hereto.

4.2	Each issued and outstanding Common Share, except those referred to in section 5, will be exchanged for one New Common Share, one Class 1 Reorganization Share and one Class 2 Reorganization Share. In connection with such exchange:
(a)	The issue price for each Class 1 Reorganization Share will be an amount equal to the fair market value, as determined by the Directors, of one Class 1 Reorganization Share immediately following the exchange provided for in this subsection.
(b)	The Company will add to the stated capital account maintained by it for the Class 1 Reorganization Shares the lesser of the issue price thereof and the amount of the Spinco1 Working Capital.
(c)	The issue price for each Class 2 Reorganization Share will be an amount equal to the fair market value, as determined by the Directors, of one Class 2 Reorganization Share immediately following the exchange provided for in this subsection.
(d)	The Company will add to the stated capital account maintained by it for the Class 2 Reorganization Shares the lesser of the issue price and the amount of the Spinco2 Working Capital.
(e)	The issue price for each New Common Share will be an amount equal to the difference between
(i)	the fair market value for the Common Share for which it was, in part, exchanged immediately prior thereto; and
(ii)	the amount determined in sections 4.2(a) and 4.2(c) hereof.
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(f)	The Company will add to the stated capital account maintained by it for the New Common Shares an amount equal to the amount by which the PUC of the Common Shares, immediately before the exchange, exceeds the stated capital account of the Class 1 Reorganization Shares and Class 2 Reorganization Shares, as determined above.
(g)	The amounts to be added to the stated capital accounts maintained by the Company for the New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares shall, notwithstanding paragraphs 4.2(b) and 4.2(d) above, not exceed the PUC of the Common Shares at the time of the exchange.
(h)	Each Shareholder will cease to be the holder of the Common Shares so exchanged and will become the holder of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares issued to such Shareholder. The name of such Shareholder will be removed from the register of holders of Common Shares with respect to the Common Shares so exchanged and will be added to the registers of the holders of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares as the holder of the number of New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, respectively, so issued to such Shareholder.
4.3	No share certificate representing the Class 1 Reorganization Shares and Class 2 Reorganization Shares issued pursuant to 4.2(a) and 4.2(c) will be issued. The New Common Shares to be issued pursuant to paragraph 4.2(e) will be evidenced by the existing share certificates representing the Common Shares which will be deemed for all purposes thereafter to be certificates representing New Common Shares to which the holder is entitled pursuant to the Arrangement, and no share certificates representing such New Common Shares will be issued to the Common Shareholders.
4.4	The Common Shares exchanged for New Common Shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares pursuant to section 4.2 will be cancelled.
4.5	Each Shareholder will sell and transfer all of its Class 1 Reorganization Shares to Spinco1 for consideration consisting solely of Spinco1 Common Shares issued by Spinco1 on a one-for-one basis for the Class 1 Reorganization Shares so transferred. In connection with such sale and transfer:
(a)	The issue price for each Spinco1 Common Share will be an amount equal to the fair market value of the Class 1 Reorganization Share for which it was issued as consideration.
(b)	Each holder of Class 1 Reorganization Shares so sold will cease to be the holder of the Reorganization Shares so sold and transferred and will become the holder of Spinco1 Common Shares issued to such holder. The name of such holder will be removed from the register of holders of Class 1 Reorganization Shares with respect to the Class 1 Reorganization Shares so sold and transferred and will be added to the register of holders of Spinco1 Common Shares as the holder of the number of Spinco1 Common Shares so issued to such holder, and Spinco1 will be and will be deemed to be the transferee of Class 1 Reorganization Shares so transferred and the name of Spinco1 will be entered in the register of holders of Class 1 Reorganization Shares as the holder of the number of Class 1 Reorganization Shares so sold and transferred to Spinco1.
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4.6	Each Shareholder will sell and transfer all of its Class 2 Reorganization Shares to Spinco2 for consideration consisting solely of Spinco2 Common Shares issued by Spinco2 on a one-for-one basis for the Class 2 Reorganization Shares so transferred. In connection with such sale and transfer:
(a)	The issue price for each Spinco2 Common Share will be an amount equal to the fair market value of the Class 2 Reorganization Share for which it was issued as consideration.
(b)	Each holder of Class 2 Reorganization Shares so sold will cease to be the holder of the Reorganization Shares so sold and transferred and will become the holder of Spinco2 Common Shares issued to such holder. The name of such holder will be removed from the register of holders of Class 2 Reorganization Shares with respect to the Class 2 Reorganization Shares so sold and transferred and will be added to the register of holders of Spinco2 Common Shares as the holder of the number of Spinco2 Common Shares so issued to such holder, and Spinco2 will be and will be deemed to be the transferee of Class 2 Reorganization Shares so transferred and the name of Spinco2 will be entered in the register of holders of Class 2 Reorganization Shares as the holder of the number of Class 2 Reorganization Shares so sold and transferred to Spinco2.
4.7	All of the Class 1 Reorganization Shares owned by Spinco1 will be redeemed for their aggregate redemption value and such redemption value will be satisfied in full by the transfer by 37 Cap to Spinco1 of the Spinco1 Working Capital and the Class 1 Reorganization Shares will be cancelled.
4.8	All of the Class 2 Reorganization Shares owned by Spinco2 will be redeemed for their aggregate redemption value and such redemption value will be satisfied in full by the transfer by 37 Cap to Spinco2 of the Spinco2 Working Capital and the Class 2 Reorganization Shares will be cancelled.
5.	RIGHT TO DISSENT

A Shareholder may exercise dissent rights (“Dissent Rights”) conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 238 of the BCA, as modified by the Interim Order, provided the Notice of Dissent is received by the Company by no later than 10:30 a.m. (Vancouver time) on June 2, 2015. Without limiting the generality of the foregoing, Shareholders who duly exercise such Dissent Rights will be deemed to have transferred such Common Shares, as of the Effective Date, without any further act or formality, to the Company in consideration of their entitlement to be paid the fair value of the Common Shares under the Dissent Rights.

6.	CERTIFICATES
6.1	Entitlement to Share Certificates

As soon as practicable after the Effective Date, each of Spinco1 and Spinco2 will cause the Transfer Agent to deliver share certificates representing in the aggregate the Spinco1 Common Shares and the Spinco2 Common Shares to the holders of the Common Shares following the Arrangement.

6.2	Use of Postal Services

Any certificate which any person is entitled to receive in accordance with this Plan of Arrangement will (unless the Transfer Agent has received instructions to the contrary from or on behalf of such person prior to the Effective Date) be forwarded by first class mail, postage prepaid, or in the case of postal disruption in Canada, by such other means as the Transfer Agent may deem prudent.

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7.	Amendment and Termination
7.1	The Parties reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any amendment, modification or supplement made following the Meeting must be contained in a written document which is filed with the Court and if required by the Court, approved by the Court and communicated to Shareholders in the manner required by the Court (if so required).
7.2	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties at any time prior to or at the Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Meeting, shall become part of this Plan of Arrangement for all purposes.
7.3	Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meeting shall be effective only if it is consented to by the Parties (acting reasonably) and, if required by the Court, approved by Shareholders voting in the manner directed by the Court.
7.4	This Plan of Arrangement may be withdrawn prior to the Effective Date in accordance with the terms of the Agreement.

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Exhibit 2
TO THE ARRANGEMENT AGREEMENT

SPECIAL RIGHTS AND RESTRICTIONS

24.1            Pre-Arrangement Common shares

The following special rights and restrictions are attached to the Pre-Arrangement Common shares:

(a)	Voting. The holders of the Pre-Arrangement Common shares are entitled to receive notice of and to attend at and to vote in person or by proxy at any general meetings of the shareholders of the Company, and are entitled to cast one vote for each Pre-Arrangement Common share held.
(b)	Discretionary dividends. Subject to the Business Corporations Act and to the rights of the holders of Preferred shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, the holders of the Pre-Arrangement Common shares are entitled to dividends at such times and in such amounts as the directors may in their discretion from time to time declare. The declaration of dividends on Pre-Arrangement Common shares will in no way obligate the Company or the directors to declare dividends on any other class of shares. No dividends shall be declared or paid on the Pre-Arrangement Common shares if to do so would impair the ability of the Company to redeem any issued Class 1 Reorganization shares or Class 2 Reorganization shares.
(c)	Participating upon dissolution. In the event of the liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Pre-Arrangement Common shares will be entitled, after payment of all amounts due to holders of the Class 1 Reorganization Shares and Class 2 Reorganization Shares, Preferred shares and Common shares as provided for in these articles, to participate rateably with the holders of the Common shares in the distribution of all of the remaining property and assets of the Company.

24.2            Common shares

The following special rights and restrictions are attached to the Common shares:

(a)	Voting. The holders of the Common shares are entitled to receive notice of and to attend at and to vote in person or by proxy at any general meetings of the shareholders of the Company, and are entitled to cast one vote for each Common share held.
(b)	Discretionary dividends. Subject to the Business Corporations Act and to the rights of the holders of Preferred shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares, the holders of the Common shares are entitled to dividends at such times and in such amounts as the directors may in their discretion from time to time declare. The declaration of dividends on Common shares will in no way obligate the Company or the directors to declare dividends on any other class of shares. No dividends shall be declared or paid on the Common shares if to do so would impair the ability of the Company to redeem any issued Class 1 Reorganization shares or Class 2 Reorganization shares.
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(c)	Participating upon dissolution. In the event of the liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Common shares will be entitled, after payment of all amounts due to holders of the Preferred shares, Class 1 Reorganization Shares and Class 2 Reorganization Shares as provided for in these articles, and before payment of any amounts due to the holders of the Pre-Arrangement Common shares as provided for in these articles, to the amount paid up in respect of each Common share, and after such payment the holders of the Common shares will be entitled to participate rateably with the holders of the Pre-Arrangement Common shares in the distribution of all of the remaining property and assets of the Company.

24.3            Preferred Shares

The following special rights and restrictions are attached to the Preferred shares:

(a)	Non-voting. Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Preferred shares by the directors, holders of Preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.
(b)	No dividends. No dividend shall be declared or paid at any time on the Preferred shares.
(c)	Issuable in Series. The Preferred shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:
(i)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;
(ii)	create an identifying name for the shares of that series, or alter any such identifying name; and
(iii)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.
(d)	Limited Preferred entitlement on dissolution. In the event of a liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Preferred shares will be entitled, before any distribution or payment of any amounts due to holders of the Pre-Arrangement Common shares and Common shares as provided for in these articles, but after any distribution or payment of any amounts due to holders of the Class 1 Reorganization shares and the Class 2 Reorganization shares as provided for in these articles, to receive the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Preferred shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series.

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24.4            Class 1 Reorganization Shares

The following special rights and restrictions are attached to the Class 1 Reorganization shares:

(a)	Non-voting. The holders of the Class 1 Reorganization shares are not, as such, entitled to receive notice of or to attend or to vote at any general meetings of the shareholders of the Company.
(b)	No dividends. No dividend shall be declared or paid at any time on the Class 1 Reorganization shares.
(c)	Redemption Amount. The “Redemption Amount” of each Class 1 Reorganization share will be Cdn$0.02, payable in cash, promissory note, assets with a deemed value as determined by the board of directors of the Company, or any combination thereof.
(d)	Redemption Price. The “Redemption Price” for each Class 1 Reorganization share shall be the Redemption Amount thereof.
(e)	Redeemable. The Company may at any time redeem any Class 1 Reorganization share in accordance with the rules and procedures in Article 24.6 by paying to the holder thereof the Redemption Price thereof.
(f)	Retractable. Any holder of a Class 1 Reorganization share may, in accordance with the rules and procedures in Article 24.7, require the Company at any time to redeem the whole or any part of the Class 1 Reorganization shares held by such holder by payment of the Redemption Price for each Class 1 Reorganization share to be redeemed.
(g)	Limited preferred entitlement on dissolution. In the event of a liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Class 1 Reorganization shares, together with the holders of any Class 2 Reorganization shares, will be entitled, before any distribution or payment of any amounts due to holders of the Pre-Arrangement Common shares, Common shares and Preferred shares as provided for in these articles, to receive the Redemption Price for each Class 1 Reorganization share held, and after such payment will not as such be entitled to participate in any further distribution of property or assets of the Company.

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24.5            Class 2 Reorganization Shares

The following special rights and restrictions are attached to the Class 2 Reorganization shares:

(a)	Non-voting. The holders of the Class 2 Reorganization shares are not, as such, entitled to receive notice of or to attend or to vote at any general meetings of the shareholders of the Company.
(b)	No dividends. No dividend shall be declared or paid at any time on the Class 2 Reorganization shares.
(c)	Redemption Amount. The “Redemption Amount” of each Class 2 Reorganization share will be Cdn$0.02, payable in cash, promissory note, assets with a deemed value as determined by the board of directors of the Company, or any combination thereof.
(d)	Redemption Price. The “Redemption Price” for each Class 2 Reorganization share shall be the Redemption Amount thereof.
(e)	Redeemable. The Company may at any time redeem any Class 2 Reorganization share in accordance with the rules and procedures in Article 24.6 by paying to the holder thereof the Redemption Price thereof.
(f)	Retractable. Any holder of a Class 2 Reorganization share may, in accordance with the rules and procedures in Article 24.7, require the Company at any time to redeem the whole or any part of the Class 2 Reorganization shares held by such holder by payment of the Redemption Price for each Class 2 Reorganization share to be redeemed.
(g)	Limited preferred entitlement on dissolution. In the event of a liquidation or dissolution of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Class 2 Reorganization shares, together with the holders of any Class 1 Reorganization shares, will be entitled, before any distribution or payment of any amounts due to holders of the Pre-Arrangement Common shares, Common shares and Preferred shares as provided for in these articles, to receive the Redemption Price for each Class 2 Reorganization share held, and after such payment will not as such be entitled to participate in any further distribution of property or assets of the Company.

24.6            Procedure for redemption of shares

In the event the Company wishes to redeem one or more shares of a class in respect of which redemption by the Company is permitted under these articles (the “Redeemable Shares”):

(a)	the Company shall give notice of redemption to each person who at the date of the notice is a holder of a Redeemable Share that is to be redeemed;
(b)	a notice of redemption shall specify the date on which the redemption is to take place, the Redemption Price, and the number of Redeemable Shares to be redeemed from the holder to whom the notice is addressed;
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(c)	on or after the date specified for redemption, the Company shall, on the holder’s presentation and surrender to the Company of all certificates representing the Redeemable Shares to be redeemed, pay or cause to be paid to or to the order of the holder of such shares the Redemption Price therefor;
(d)	upon payment of the Redemption Price in respect of the Redeemable Shares to be redeemed as provided in paragraph (c), such shares will be redeemed and any certificate representing the shares will be cancelled;
(e)	after the date specified for redemption, the holder of a Redeemable Share to be redeemed will not be entitled to exercise any of the rights of a shareholder in respect of that share unless payment of the Redemption Amount is not made on presentation of the certificate for that share in accordance with paragraph (c), in which case the rights of such holder will remain unaffected;
(f)	if the holder of a Redeemable Share to be redeemed fails to present and surrender the certificate representing such share within 15 days after the date specified for the redemption, the Company may deposit the Redemption Price for such share to a special account in any chartered bank or trust company in British Columbia to be paid without interest to or to the order of such holder upon presentation and surrender to such bank or trust company of the certificate, and upon the making of such deposit every share in respect of which the deposit is made will be deemed to be redeemed and the rights of the holder thereof will be limited to receiving without interest the Redemption Price thereof against presentation and surrender of that certificate;
(g)	the holder of a Redeemable Share may by instrument in writing waive notice of redemption of such share; and
(h)	where a notice of redemption has been given, no transfer of any Redeemable Share specified in such notice may be made by the holder of such share unless the holder’s rights with respect to that share have been restored under paragraph (e).

24.7            Procedure for retraction of shares

In the event any holder of one or more shares of a class in respect of which a holder may require the Company to redeem such shares (collectively, the “Retractable Shares”) wishes to exercise such right:

(a)	the holder shall, at least 90 days before the date specified for redemption, give written notice of retraction to the Company at its registered office;
(b)	a notice of retraction shall specify the date on which the redemption is to take place and the number and Class of Retractable Shares held by the holder to be redeemed;
(c)	on or after the date specified for redemption, the Company shall, on the holder’s presentation and surrender to the Company of all certificates representing the Retractable Shares to be redeemed, pay or cause to be paid to or to the order of the holder of such shares the Redemption Price therefore;
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(d)	if the holder requiring the redemption fails to present and surrender the certificate representing any Retractable Shares to be redeemed on the date specified for the redemption, the Company may deposit the Redemption Price for such shares to a special account in any chartered bank or trust company in British Columbia to be paid without interest to or to the order of such holder upon presentation and surrender to such bank or trust company of the certificate representing such Retractable Shares, and upon the making of such deposit the Retractable Shares in respect of which the deposit is made will be deemed to be redeemed and the rights of the holder of such shares will be limited to receiving without interest the Redemption Price thereof against presentation and surrender of the certificate representing such shares; and
(e)	where a notice of retraction has been given, no transfer of any Retractable Share specified in such notice may be made by the holder of such share.

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